Exhibit 99.1

               LHC Group Announces Resignation of Chief
                   Financial Officer, Barry Stewart

         Peter J. Roman Named Interim Chief Financial Officer


    LAFAYETTE, La.--(BUSINESS WIRE)--Aug. 15, 2007--LHC Group, Inc. (NASDAQ: LHCG), a premier provider of post-acute healthcare services primarily in rural markets, announced today that Barry E. Stewart, the Company's Executive Vice President, Chief Financial Officer and Treasurer, has resigned for personal reasons, effective August 15, 2007. Mr. Stewart will be available to provide consulting services to the Company for two years. Peter J. Roman, the Company's current Vice President and Corporate Controller, has been appointed to the position of Interim Chief Financial Officer and Treasurer.

    In commenting on the announcement, Keith Myers, President and Chief Executive Officer, said, "We are sorry to see Barry go, but we wish him the best in his future endeavors. Barry has graciously agreed to help us with any transition issues and to be available to consult with the Company on an as-needed basis. We are very fortunate, due to our great bench strength at LHC Group, to be able to appoint Pete Roman, our current Corporate Controller, to the position on an interim basis. Pete has previously served the Company as Chief Financial Officer on an interim basis, and he has prior experience as a Chief Financial Officer and a 'Big Four' auditor with Ernst & Young. Pete has worked with the Company since 2005 and has the trust and respect of our entire management team. Pete also has a great working relationship with Barry, which will greatly facilitate the transition."

    Barry Stewart, added, "I have been extremely happy with the relationships and friendships developed during my time at LHC Group. However, my wife and I have decided for personal reasons to relocate. I will assist the Company with any transition issues and have agreed to provide consulting services to the Company on an as-needed basis for the next two years. I want to thank everyone for the opportunities provided me, and I wish continued success for the entire LHC Group team."

    Pete Roman, Interim Chief Financial Officer, said, "Although I will miss Barry, I wish the best for him and his family. Fortunately, we have built a strong financial reporting team at LHC Group, which will allow us to move forward with implementing the LHC Group strategy. I have great respect for the entire LHC Group team and believe strongly in the mission of the Company. I look forward to continuing my focus on the financial operations of the business and to working with our investors and shareholders."

    About LHC Group, Inc.

    LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

    Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's Form 10K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


    CONTACT: LHC Group, Inc.
             Keith Myers, 337-233-1307
             President and Chief Executive Officer